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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Humboldt Bancorp on Form S-4 of our report, dated January 12, 2001, with respect to the consolidated financial statements of Humboldt Bancorp included in and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

                                                     /s/ Richardson & Company

Sacramento, California
September 22, 2003